Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SkyTerra Communications, Inc. 2006 Equity and Incentive Plan of our report dated February 22, 2006, with respect to the consolidated financial statements of Mobile Satellite Ventures LP, included in the Annual Report (Form 10-K) of SkyTerra Communications, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

January 10, 2007